                                                                    EXHIBIT 23.4

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-4 of The Walt Disney Company of our report dated November 18, 1998 relating to the financial statements of ABC News/Starwave Partners, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
September 27, 1999